Navajo Nation
Division of Economic Development
Post Office Box 663
Window Rock, AZ 86515

Business Regulatory Dept
(928) 871-7365
871-6714
Fax: (928) 871-7381

NAVAJO NATION LIMITED LIABILITY COMPANY ACT

ARTICLES OF ORGANIZATION

1. The Name of the organization[1]: NAVAJO TRANSITIONAL ENERGY COMPANY, LLC

2. Known place of business: NAVAJO NATION DEPARTMENT OF JUSTICE, BIA CLUB BUILDING, POST OFFICE BOX 2010, WINDOW ROCK, NAVAJO NATION (AZ) 86515

3. The name and street address of the statutory agent[2]: BIA CLUB BUILDING, POST OFFICE BOX 2010, WINDOW ROCK, NAVAJO NATION (AZ) 86515

FILED
File No. 101665
MAY 03 2013
Navajo Nation Corporation Act
Department Manager

Name DANA BOBROFF

Address BIA CLUB BUILDING, POST OFFICE BOX 2010

City WINDOW ROCK State AZ Zip 86515

Acceptance of Appointment by Statutory Agent:
I Dana Bobroff, having been designated to act as Statutory Agent, hereby consent to act in that capacity until removed or resignation is submitted in accordance with the Navajo Nation Limited Liability Company Act.

Agent Signature: Dana Bobroff

4. Purpose of this Limited Liability Company is to provide the following services:
To act as an arm and subordiante instrumentality of the Navajo Nation in accordance with CAP-21-13, to perform several lawful functions, including without limitation support and promote the economic, financial, tax, and revenue interests of the Navajo Nation. This Company's purpose is otherwise to perform any lawful act in accordance with CAP-21-13.

5. Dissolution: The latest date of Dissolution:

☐ The latest date to dissolve ________________(Please enter month, day and four digit year).

X The Limited Liability Company is Perpetual, unless otherwise converted or merged into a Section 17 Corporation formed pursuant to 25 U.S.C. 477, as amended.

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[1] Footnote – See 12 NNC § 3605 (A)
Contain the words "limited liability company" or "limited company" or the abbreviation "L.L.C.", "LLC", "L.C." OR "lC". The word "limited" may be abbreviated as ltd." And the word "company" may be abbreviated as "co.".

[2] If the statutory agent has a PO Box, please also provide a physical address or description of the location.

6. Management Structure: (Check one box only)

A. ☐ RESERVED TO THE MEMBER(S)
IF RESERVED TO THE MEMBER(S), YOU MAY SELECT ONLY THE MEMBER BOX FOR EACH MEMBER LISTED.

B. **X** VESTED IN MANAGER(S)
IF VESTED IN THE MANAGER(S), AT LEAST ONE ENTRY BELOW MUST HAVE THE MANAGER BOX CHECKED.

Name Dana Bobroff	Name ____________
☐Member X Manager (as statutory agent)	☐Member ☐Manager (only if "B" is selected above)
Address: BIA Club Bldg., P.O. Box 2010	Address: ____________
City, Window Rock State, AZ, Zip: 86515	City, ______ State, ___, Zip: ______
Name ____________	Name ____________
☐Member ☐Manager (only if "B" is selected above)	☐Member ☐Manager (only if "B" is selected above)
Address: ____________	Address: ____________
City, ______ State, ___, Zip: ______	City, ______ State, ___, Zip: ______

IF YOU NEED MORE SPACE FOR LISTING MEMBERS/MANAGERS PLEASE ATTACH THE ADDITIONAL PAGE TO THE ARTICLES OF ORGANIZATION.

Executed this 3rd day of May, 2013

Executed by: [signature] Print Name: Dana Bobroff

NAVAJO TRANSITIONAL ENERGY COMPANY, LLC
If signing on behalf of a company, please print the company name here.

Phone Number: (928) 871-6345 Fax Number: (928) 871-6177